SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

MAP VI ACQUISITION, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Map VI Acquisition, Inc.
401 Shippan Avenue
Stamford, CT 06902
(203) 323-7300

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Stamford, CT
 August 12, 2009

This information statement has been mailed on or about August 12, 2009 to the shareholders of Map VI Acquisition, Inc., a Delaware corporation (the “Company”), in connection with certain actions to be taken by the written consent by the majority of the shareholders of the Company, dated as of June 3, 2009. The actions to be taken pursuant to the written consent shall be taken on or about September 2, 2009, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Michael Metter
President and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED JUNE 3, 2009

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of the shareholders of the Company dated June 3, 2009 (the “Record Date”), in lieu of a special meeting of the shareholders. Such action will be taken on or about September 2, 2009:

1.	To amend the Company’s Certificate of Incorporation to change the name of the Company to Blue Star Media Group, Inc.
2.
To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company from 75,000,000 shares to 250,000,000 shares. (the “Increase”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of June 3, 2009, the Company's authorized capitalization consisted of 75,000,000 shares of Common Stock, of which 72,029,241 shares were issued and outstanding and 10,000,000 shares of Preferred Stock, of which 0 are issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of June 3, 2009 have voted in favor of the foregoing proposals by resolution dated June 3, 2009; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 2, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to shareholders pursuant to the Delaware General Corporation Law.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, which action is expected to take place on or around September 2, 2009, consisting of the approval to file an amendment of the Company’s Certificate of Incorporation for the purpose of (1) changing the name of the Company, (2) effecting an increase in the Company’s authorized common stock (the “Proposals”).

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Stock voted in favor of the Proposals.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the outstanding stock, each of whom is entitled to one vote per share. As of the Record Date, 72,029,241 shares of Common Stock were issued and outstanding.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Proposals:

1.	TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO BLUE STAR MEDIA GROUP, INC.;
2.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUHTOIRZED SHARES OF COMMON STOCK OF THE COMPANY, PAR VALUE $0.0001 PER SHARE, FROM 75,000,000 SHARES TO 250,000,000 SHARES

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting power of the shares of our stock outstanding on the Record Date is required for approval of the Proposals. A majority of the voting power of the outstanding shares of stock voted in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of June 3, 2009:

•	by each person who is known by us to beneficially own more than 5% of our Common Stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)

Michael L. Metter	Common Stock	8,625,343	(6)	11.94

Joy Marshall	Common Stock	45,000		*

Jeff Weber	Common Stock	460,000	(3)	*

Michael Pisani	Common Stock	23,798,258	(5)	33.04

Frank Lazauskas(4)	Common Stock	7,266,668		10.09

William Purcell	Common Stock	250,000		*

FJL Enterprises, Inc.(4)	Common Stock	5,166,668		*

Officers and Directors As A Group ( 6 persons)	Common Stock	40,78,602		7.17

*less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 3, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 72,029,241 shares of common stock outstanding as of June 3, 2009.

(3) 20,000 shares of Common Stock held by Jeff Weber held i/t/f Mark Weber.

(4) Frank Lazauskas holds investment or dispositive power over the shares held by FJL Enterprises, Inc. and holds investment or dispositive power over 300,000 shares held by TNJ Enterprises, Inc.

(5) 1,000,000 shares held indirectly through spouse, Sheldon Pisani.

(6) Includes 25,000 shares held through spouse, Debra Lanava.  Mr. Metter disclaims ownership of these shares.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are no current arrangements which will result in a change in control.

ACTION 1

The Company’s Board of Directors unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval, an amendment to the Company’s Certificate of Incorporation, as amended, to change the name of the Company to Blue Star Media Group, Inc.

The Board of Directors believes the name change would be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the “Map VI Acquisition, Inc.” name has served the Company over time, the Company’s management believes this opportunity presented the right timing to change the Company’s name. Management also believes that the new name effectively conveys the Company’s independent identity and direction as a publicly traded company.

To better reflect our new business direction, our board of Directors and the majority of our shareholders determined that we should change our name to Blue Star Media Group, Inc.

ACTION 2

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF THE COMPANY FROM 75,000,000 SHARES TO 250,000,000 SHARES

The Company proposes to authorize the Company’s Board of Directors to increase the authorized Common Stock of the Company by an amendment to the Company’s Certificate of Incorporation. The approval of the Amendment will increase the Company’s authorized shares of Common Stock to 250,000,000. The Company currently has authorized (i) Common Stock of 75,000,000 shares and approximately 72,029,241  shares of Common Stock are issued and outstanding as of the Record Date and (ii) authorized Preferred Stock of 10,000,000, no shares of which are issued and outstanding. The creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, the issuance of additional shares of Common Stock or issuance and conversion of Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders in the total outstanding shares of Common Stock.

As of the Record Date, a total of 72,029,241 shares of the Company's currently authorized 75,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares to the Holder of the Note and the Warrant (as defined below) upon conversion of the Note and exercise of the Warrant, which were issued pursuant to a loan made to the Company by a certain investor (the “June 2009 Loan”), which is described in further detail below, and from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. The Company does not have any current intent to issue shares in addition to those shares already reserved for issuance under the Note and the Warrant, respectively.

June 2009 Loan

On June 25, 2009, the Company issued to a certain investor a secured convertible promissory note (the “Note”) and stock purchase warrant to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Warrant”) pursuant to a loan and security agreement (the “Agreement”).  The Note will become due and payable two years from the date of issuance.  The conversion price of the Note shall be based upon a formula in which the original principal amount due under the Note is divided by the product of the total number of issued and outstanding shares of Common Stock on the date of conversion, plus all shares issuable upon the conversion or exercise, respectively, of all instruments representing rights to acquire Common Stock, including without limitation, all options, warrants, shares of preferred stock and convertible debt instruments, in each case, on the date of conversion, multiplied by 0.67.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's Form 10SB and quarterly reports on Form 10-QSB for the quarters ended June 30, 2007 and September 30, 2007, respectively, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Certificate of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the shareholders holding majority of the voting power.

By order of the Board of Directors
August 12, 2009
/s/ Michael Metter

Michael Metter
President and Chief
Executive Officer

Stamford, CT
August 12, 2009

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MAP VI ACQUISITION, INC.,

a Delaware corporation

Map VI Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation” ), does hereby certify that:

FIRST:  The name of the Corporation is MAP VI ACQUISITION, INC.

SECOND:  Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has duly approved, the amendment to the Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

THIRD:  The Board of Directors hereby declares it advisable and in the best interest of the Corporation that Paragraphs 1 and 5 of the Certificate of Incorporation be superseded and replaced, respectively, as follows:

“1. The name of the corporation is BLUE STAR MEDIA GROUP, INC. (the “Corporation”)”

“5. The total number of shares of capital stock which the Corporation shall have authority to issue is: Two Hundred and Sixty Million. (260,000,000). These shares shall be divided into two classes with Two Hundred and Fifty Million (250,000,000) designated as common stock at $.0001 par value (the “Common Stock”) and Ten Million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.”

FOURTH:  That this Certificate of Amendment shall be effective as of the date of filing.

IN WITNESS WHEREOF, Map VI Acquisition, Inc. has caused this Certificate to be signed by Michael Metter, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this * day of   September, 2009.

MAP VI ACQUISITION, INC.

By:
Michael Metter, President